Exhibit 99.1

Tactile Medical Announces CEO Transition and Preliminary First Quarter 2024 Revenue

•	CEO Dan Reuvers to retire; Healthcare veteran and board director Sheri Dodd appointed as Chief Executive Officer
•	Preliminary, unaudited total revenue for first quarter of 2024 expected to be approximately $61 million
•	Management to host conference call on May 6, 2024 to discuss first quarter 2024 financial results

MINNEAPOLIS, MN, April 23, 2024 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today announced that Dan Reuvers will retire as the Company’s Chief Executive Officer, effective June 30, 2024. Concurrently, the Company announced the appointment of Sheri Dodd, a member of the Company’s board of directors, as Chief Executive Officer, effective July 1, 2024. Following such date, Mr. Reuvers will serve as an advisor to Ms. Dodd through March 31, 2025 in support of the transition, as well as remain a member of the Company's board of directors.

“Sheri brings the ideal blend of experience leading businesses within the chronic care space, expertise in health economics & reimbursement, and a deep familiarity with Tactile Medical through her service as a member of our board of directors. Prior to her most recent role as President of Medtronic Canada, Sheri led Medtronic’s Care Management Services business, focused on caring for complex patients in the home, as well as leading Medtronic’s non-intensive diabetes therapy business. In addition to general management positions, Sheri also led global clinical research, health economics, reimbursement and policy for Medtronic across multiple cardiac and vascular businesses. Sheri’s leadership roles at both Johnson & Johnson and the World Health Organization contributed to her understanding of the complex payer climate. Sheri has been a thoughtful and respected voice on our board, and I am confident Tactile will benefit from her leadership as our new CEO,” said William W. Burke, Chairman of the board of Tactile Medical.

Mr. Burke added, “We are grateful to Dan for his impact over the past four years. Under his leadership, our portfolio has been revitalized, a world-class leadership team has been assembled, and revenue and profitability have grown, all while serving thousands of new patients. Tactile’s strong balance sheet is poised to support continued growth. We are pleased that Tactile will continue to benefit from Dan’s involvement as an advisor to Sheri and as a member of our board of directors.”

“Following several years as an independent director for Tactile, I am excited to take a leading role for the Company as Chief Executive Officer,” said Sheri Dodd. “I look forward to working closely with the entire leadership team as we focus on furthering our mission of revealing and treating patients with underserved chronic conditions while delivering sustainable, profitable growth.”

"I am proud of the significant progress we have made over the past several years at Tactile Medical,” said Dan Reuvers. “I look forward to working with Sheri and the board of directors to build upon the foundation we’ve established and create additional shareholder value.”

Preliminary, Unaudited First Quarter 2024 Revenue

The Company also announced preliminary unaudited first quarter 2024 total revenue. Total revenue for the first quarter of 2024 is expected to be approximately $61 million, compared to $58.8 million in the first quarter of 2023.

The preliminary, unaudited revenue results described in this press release are estimates only and are subject to change in connection with the completion of the Company’s financial closing process and the preparation of its full financial statements for the quarter ended March 31, 2024.

Conference Call

Management will host a conference call with a question and answer session at 5:00 p.m. Eastern Time on May 6, 2024 to discuss the results of the quarter. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13745955. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13745955. The webcast will be archived at investors.tactilemedical.com.

About Sheri Dodd

Sheri Dodd brings nearly 30 years of experience across the global pharmaceutical, medical device, and digital health industries to her new role as CEO of Tactile Medical. She joins Tactile Medical following 14 years at Medtronic plc. where she held roles of increasing responsibility, most recently as President of Medtronic Canada with responsibility for all commercial activities related to the sale and distribution of the Medtronic portfolio in Canada. Earlier in her career at Medtronic, Ms. Dodd served in various functional vice president positions including healthcare economics & market access, clinical research, health economics & policy, and general management positions for non-intensive diabetes therapies and telehealth. Prior to joining Medtronic, she also held various positions with Johnson & Johnson, most recently as Vice President of Health Economics and Reimbursement for Ethicon, Inc. Ms. Dodd holds a Bachelor of Science from the College of Idaho and a Masters of Science in Health Planning and Financing from the London School of Economics and London School of Hygiene and Tropical Medicine. In addition, Ms. Dodd has served as a member of Tactile Medical’s board of directors since 2021.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the impacts of inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions or intense competition; price increases for supplies and components; wage and component price inflation; loss of a key supplier; entry of new competitors and products; compliance with and changes in federal, state and local government regulation; loss or retirement of key executives, including prior to identifying a successor; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Inquiries:

Sam Bentzinger

Gilmartin Group

investorrelations@tactilemedical.com